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                                                                     FORM 10-QSB
                                                                   JUNE 30, 1996

                           GUNTHER INTERNATIONAL, LTD.


                                  EXHIBIT 10.1


                                       13
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                      REVOLVING LOAN AND SECURITY AGREEMENT

             THIS AGREEMENT made as of the 31st day of May, 1996, between Gunther International, Ltd. whose principal place of business is 5 Wisconsin Avenue, Norwich, Connecticut (the "Debtor"), and BANK OF BOSTON CONNECTICUT, a Connecticut savings bank having an office at 127 Church Street, New Haven, Connecticut 06510 (the "Secured Party").

                                   WITNESSETH:

             In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, Debtor and Secured Party agree as follows:

             1. REVOLVING LOANS. Subject to the terms of this Agreement and your satisfaction of the conditions precedent referred to in Paragraph 6 hereof, Secured Party agrees to make Revolving Loans to Debtor upon the terms and conditions hereinafter set forth:

                    (a) Loans. (i) Facility A. Subject to the provisions of this Agreement, Secured Party shall upon request of Debtor or as otherwise provided herein, from time to time make Revolving Loans under this Facility A to Debtor the aggregate principal amount of which outstanding at any one time does not exceed the Maximum Amount of Facility A, as defined below. Debtor may from time to time borrow, pay and reborrow the Revolving Loans advanced under this Facility A. The principal amount of the Revolving Loans under this Facility A, or such part thereof as may be from time to time outstanding, shall be evidenced by Debtor's revolving loan note, in the form of Exhibit A-1 annexed hereto and made a part hereof (herein referred to as the "Facility A Note"), with appropriate insertions of dates and amounts. The Facility A Note shall be in the amount of $1,750,000;

                           (ii) Facility B. Subject to the provisions of this
Agreement, Secured Party shall upon request of Debtor or as otherwise provided herein, from time to time make Revolving Loans under this Facility B to Debtor the aggregate principal amount of which outstanding at any one time does not exceed the Maximum Amount of Facility B, as defined below. Debtor may from time to time borrow, pay and reborrow the Revolving Loans advanced under this Facility B. The principal amount of the Revolving Loans under this Facility B, or such part thereof as may be from time to time outstanding, shall be evidenced by Debtor's revolving loan note, in the form of Exhibit A-2 annexed hereto and made a part hereof (herein referred to as the "Facility B Note"), with appropriate insertions of dates and amounts. The Facility B Note shall be in the amount of $250,000.

             For purposes of this Agreement, loans made under Facility A and/or Facility B are hereinafter referred to individually as a "Revolving Loan" and collectively as the "Revolving Loans." The Facility A Note and Facility B Note are hereinafter referred to collectively as the "Notes."

                    (b) Interest Rate. Revolving Loans advanced under Facility A shall bear interest at a floating rate per annum equal to the Base Rate. Revolving Loans advanced under Facility B shall bear interest at a floating rate per annum equal to one percentage point (1%) above the Base Rate.

             Any change in the interest rate because of a change in the Base Rate shall become effective immediately, without notice or demand, on the date any change in the Base Rate occurs. Interest shall be computed and payable as set forth in the Notes. Any payment made by or on account of Debtor, shall be applied first to the payment of accrued interest and expenses of Secured Party relating to Facility A and/or Facility B, as Secured Party shall determine, and the balance on account of the unpaid principal relating to Facility A and/or Facility B, as Secured Party shall determine. The

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applicable interest rate with respect to Revolving Loans advanced under Facility
B shall increase by four (4%) percentage points per annum over the otherwise applicable rate if Debtor fails to pay the Revolving Loans advanced under Facility B upon the occurrence of an Event of Default and the applicable interest rate with respect to Revolving Loans advanced under Facility A shall increase by four (4%) percentage points per annum over the otherwise applicable rate if Debtor fails to pay the Revolving Loans advanced under Facility A as provided in Section 14 hereof (the rate payable in either such cases, the "Default Rate"). As used herein, "Base Rate" shall mean the rate of interest announced from time to time by The First National Bank of Boston at its head office at 100 Federal Street, Boston, Massachusetts, as its Base Rate, which rate may not be said bank's best or lowest rate. Interest shall be charged on the daily principal balance of the Revolving Loans from time to time outstanding on the basis of the actual number of days elapsed based on a 360 day year;

                    (c) Procedure. In the event Debtor desires a Revolving Loan under Facility A or Facility B, it may request the same either by delivering to Secured Party a Request for Advance and Borrowing Base Certificate (hereinafter a "Request for Advance"), in the form of Exhibit B annexed hereto, with appropriate insertions of dates and amounts, or by telephonic notice to Secured Party, upon which telephonic notice Secured Party shall be entitled to rely, Debtor agreeing to indemnify Secured Party, if it shall have so relied in good faith to its detriment, for its losses and expenses, if any, arising from such reliance. Each such request for a Revolving Loan made by telephonic notice shall be evidenced by Debtor delivering to Secured Party, not later than two (2) calendar days after such request, a Request for Advance (which Request for Advance may be sent by facsimile). If Debtor fails to pay to Secured Party any amount due hereunder or under any of the other Loan Documents, Secured Party may, in its sole discretion, advance such amount to Debtor on account of the Revolving Loans (to the extent of the availability thereof) and with the proceeds thereof, pay such amount. The Revolving Loans shall be made by Secured Party depositing the proceeds thereof in Debtor's demand deposit account maintained by it with Secured Party not later than the business day following the date on which Debtor requests the same;

                    (d) Debtor's Account. The Revolving Loans advanced under Facility A and Facility B by Secured Party to Debtor pursuant to this Paragraph 1 shall be recorded in appropriate accounts on the books of Secured Party bearing Debtor's name (hereinafter called "Debtor's Accounts"). There shall also be recorded in Debtor's Accounts all payments made by Debtor on the Revolving Loans, proceeds of the Collateral received by Secured Party which are applied by Secured Party to the Revolving Loans, interest and expenses and other appropriate debits and credits as herein provided. Secured Party shall from time to time render and send to Debtor a statement of Debtor's Accounts showing the outstanding aggregate principal balance of the Revolving Loans, together with interest and other appropriate debits and credits as of the date of the statement. The statement of Debtor's Accounts shall be considered correct in all respects and


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accepted by and be conclusively binding upon Debtor unless Debtor makes specific written objections thereto within fifteen (15) days after the date the statement of Debtor's Accounts is sent;

                    (e) Mandatory Payments. In the event that the aggregate principal amount of the Revolving Loans outstanding under Facility A at any one time exceeds the Maximum Amount of Facility A, Debtor shall immediately pay to Secured Party an amount equal to or otherwise eliminate such excess unless Secured Party waives such payment in writing. In the event that the aggregate principal amount of the Revolving Loans outstanding under Facility B at any one time exceeds the Maximum Amount of Facility B, Debtor shall immediately pay to Secured Party an amount equal to or otherwise eliminate such excess unless Secured Party waives such payment in writing.

                    (f) Late Charges. Without prejudice to any other rights of Secured Party hereunder or under any of the other Loan Documents, Debtor shall pay to Secured Party a late charge equal to five percent (5%) of any payment of principal, interest or other payment due on the Revolving Loans which is not paid within ten (10) days of the due date thereof. Such late charge shall be made on a monthly basis and for each month such payment is delinquent.

                    (g) Commitment Fee. In connection with the establishment and maintenance of Facility A and Facility B, within fifteen (15) days following the end of each calendar quarter, Debtor shall pay to Secured Party an annual commitment fee, payable quarterly, equal to three quarters of one percent (.75%) of the average unused portion of Facility A and Facility B for each such quarter, determined as of the date of each such calendar quarter end. To the extent that the initial and final quarter hereunder is less than a full calendar quarter, the commitment fee payable for such quarter or quarters shall be prorated. The commitment fee will be charged automatically to the Loan Account.

                    (h) Termination. Unless sooner terminated by Secured Party as provided in Section 14, the Revolving Loans under Facility A and Facility B shall expire on January 10, 1998 (the "Initial Term") or if extended as hereinafter provided on the last day of the then Renewal Term. Upon Debtor's written request of Secured Party to extend the Revolving Loans under Facility A and/or Facility B which request must be received by Secured Party not later than sixty (60) days prior to the expiration date of the Initial Term or the then Renewal Term, as the case may be, Secured Party may, in its sole discretion, extend the Revolving Loans under Facility A and/or Facility B for one or more successive one (1) year periods on the terms and conditions contained herein (each, a "Renewal Term") upon giving Debtor written notice of its intention to so extend not less than thirty (30) days prior to the expiration of the Initial Term, or any Renewal Term, as the case may be. In the event of expiration of Facility A and/or B, as provided herein, or any termination pursuant to Section 14, all of the rights, interests and remedies of Secured Party, and obligations of Debtor, shall survive, but Debtor shall have no right to receive, and Secured Party shall have no obligation to make, any further advances under


                                                                   16.
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Facility A or Facility B and the then outstanding principal amount of the
Revolving Loans under Facility A and Facility B shall be due and payable in its entirety without notice or demand of any kind.

                    (i) Definitions. As used herein, the following terms shall have the following meanings: (i) "Maximum Amount of Facility A" shall mean the lesser of the amount of (A) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) and (B) 100% of the value of Cash Collateral.

                    (ii) "Cash Collateral" shall mean the collected funds of bank account #56062364 specifically pledged by Harold S. Geneen to Secured Party pursuant to a Pledge Agreement dated as of May 31, 1996 as security for his Guaranty Agreement. The pledge of Harold S. Geneen shall be evidenced by a pledge agreement substantially in the form of Exhibit D attached hereto (the "Pledge Agreement").

                    (iii) "Maximum Amount of Facility B" shall mean the lesser of the amount of (A) Two Hundred Fifty Thousand Dollars ($250,000) and (B) 80% of the from time to time Eligible Accounts.

                    (iv) "Eligible Accounts" shall mean all Accounts of Borrower which are from time to time determined by Secured Party, in the exercise of its reasonable judgment, to be eligible in accordance with the following criteria in computing the Maximum Amount of Facility B. An Account shall be determined to be an Eligible Account if:

                                  (i) Such Account is not subject to (x)
offsets, contraclaims, counterclaims, deductions, or discounts of any nature whatsoever or (y) disputes which in each instance are or may be claimed under the terms of any agreement or otherwise, by the account debtor with respect thereto;

                                  (ii) Such Account represents bona fide
indebtedness to Borrower of an account debtor (who is not an Affiliate of Borrower) which is incorporated, qualified to do business or resides in any state of the United States of America, or the District of Columbia, for Inventory sold and shipped or leased by Borrower or for services rendered by Borrower to or for such account debtor in a jurisdiction in which Borrower is qualified to do business or, if it is not qualified to do business in such jurisdiction, such sale or lease, rendering of services or other activities of Borrower therein would not subject Borrower to qualify to do business therein;

                                  (iii) The assignment of such Account will not
violate the purchase orders or contracts which gave rise thereto, and Secured Party's security interest therein is perfected under applicable law,

                                  (iv) Borrower is the lawful owner and has a
good right to pledge, sell, assign, transfer and to grant a security interest in such Account;


                                                                   17.
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                                  (v) Such Account has not been pledged, sold,
assigned, transferred or encumbered to any Person other than Secured Party;

                                  (vi) The Inventory sold or leased to the
account debtor or the services rendered to the account debtor or account debtors which gave rise to such Account has actually been shipped and/or conforms to the contract to the extent the same has not been rejected;

                                  (vii) Such Account is owing by an account
debtor who, since the date of billing such Account, has not died, dissolved, terminated its existence, become insolvent (which term shall include either a negative tangible net worth or an inability to pay his or its debts as they mature), suffered a business failure, been subjected either voluntarily or involuntarily to the appointment of a receiver of any part of his or its property, made an assignment for the benefit of his or its creditors, requested creditors to standby, or has not filed or had filed against him or it a petition in bankruptcy or any other proceeding under any bankruptcy or insolvency laws. Lender shall be entitled to rely on credit reports issued by recognized reporting services, financial information available to it and/or other information generally available to Lender for the purpose of making the determinations required in this subsection (vii); and

                                  (viii) Such Account has not been outstanding
for a period in excess of Sixty (60) days beyond the invoice date of the Account.

                    Notwithstanding the provisions of (i) through (viii) of this subparagraph (i) to the contrary, if an account debtor owes Accounts to Debtor, some of which are Eligible Accounts and 25% or more of which are not Eligible Accounts because of the foregoing provisions of this subparagraph (i), Secured Party may classify all such Accounts owed by such account debtor as not being Eligible Accounts.

                    In the event of any dispute as to whether or not any Accounts are Eligible Accounts after applying the foregoing criteria, the reasonable determination of Secured Party shall at all times control. An Account which at any time is not an Eligible Account but which subsequently meets all of the foregoing requirements shall forthwith become and Eligible Account.

             2. COLLECTION OF ACCOUNTS. At any time after the occurrence of an Event of Default or a state of facts which would constitute an Event of Default but for the passage of time, the giving of notice, or both, and during the continuance of such state of facts or Event of Default Secured Party shall have the right to require Debtor to and Debtor shall, upon written notice from Secured Party:

                    (a) Make collections of proceeds upon its Accounts, hold the proceeds received from collections in trust for Secured Party and turn over such proceeds to Secured Party daily in the exact form in which they are received,


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together with a collection report in form satisfactory to Secured Party. Secured
Party shall immediately apply, subject to collection, such proceeds and any proceeds of Accounts received by it pursuant to the following provisions of this Paragraph 2 to the payment of the Obligations in such order of application as Secured Party, in its sole discretion, may determine;

                    (b) Assign or endorse the Accounts to Secured Party, and notify account debtors that the Accounts have been assigned and should be paid directly to Secured Party;

                    (c) Turn over to Secured Party all Inventory returned in connection with any of the Accounts;

                    (d) Mark or stamp each of its individual ledger sheets or cards pertaining to its Accounts with the legend "Assigned to Bank of Boston Connecticut" and stamp or otherwise mark and keep its books, records, documents and instruments relating to the Accounts in such manner as Secured Party may require; and

                    (e) Mark or stamp all invoices with a legend satisfactory to Secured Party so as to indicate that the same should be paid directly to Secured Party.

             Notwithstanding the foregoing, Secured Party shall have the right, at any time after the occurrence of an Event of Default or a state of facts which but for the passage of time, the giving of notice, or both, would constitute an Event of Default, and during the continuance of such state of facts or Event of Default to itself so notify such account debtors to make such payments of the Accounts directly to Secured Party and Secured Party shall have the further right to notify the post office authorities to change the address for delivery of mail of Debtor to an address designated by Secured Party and to receive, open and dispose of all mail addressed to Debtor.

             For the purpose of this Paragraph 2, Debtor hereby irrevocably constitutes Secured Party as Debtor's attorney-in-fact to issue in the name and execute or endorse on behalf of Debtor each and every notice, instrument and document necessary to carry out the purposes of the provisions of this Paragraph 2, and to take such action in connection with the collection of the Accounts, including, without limitation, suing thereon, compromising or adjusting the same, as Secured Party, in its sole discretion, deems necessary. The power of attorney granted hereby shall be self-executing, but Debtor shall promptly execute and deliver to Secured Party, upon written request of Secured Party, such additional separate powers of attorney, as Secured Party may from time to time reasonably request.

             3. SECURITY INTEREST. To secure payment and performance of each and all of the Obligations, Debtor hereby assigns and grants to Secured Party a continuing, (i) first priority security interest in all of its tangible and intangible personal property whether now owned or hereafter acquired, including, without limitation, Accounts, Chattel Paper, Equipment, General Intangibles (excluding Patents and Trademarks), Instruments, Fixtures and Inventory and (ii)


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a security interest in Patents and Trademarks subject only to the lien previously granted in such Patents and Trademarks to Connecticut Innovations, Inc.; together, in each instance, with the renewals, substitutions, replacements, additions, rental payments, products and proceeds (including, without limitation, insurance proceeds) thereof, (hereinafter, all of the property described in (i) and (ii) above collectively called the "Collateral").

             4. GUARANTORS. All of Debtor's Obligations to Secured Party under Facility A shall be unconditionally guaranteed on a limited basis by Harold S. Geneen, whose guarantee (the "Guaranty Agreement") shall be evidenced by a guaranty agreement in the form of Exhibit E attached hereto. The guarantee of Harold S. Geneen shall be secured by a pledge of the Cash Collateral, as hereinabove defined, pursuant to the Pledge Agreement.

             5.     DEFINITIONS.

                    (a) The term "Accounts" shall mean, any right to payment held by Debtor, whether in the form of accounts receivable, notes, drafts, acceptances or other forms of obligations and receivables now or hereafter received by or belonging to Debtor for Inventory sold or leased by it or for services rendered by it whether or not earned by performance, together with all guarantees and security therefor and all proceeds thereof, whether cash proceeds or otherwise, including, without limitation, all right, title and interest of Debtor in the Inventory which gave rise to any such Accounts, including, without limitation, the right of stoppage in transit and all returned, rejected, rerouted or repossessed Inventory;

                    (b) The term "Chattel Paper" shall mean a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods, whether now or hereafter held by Debtor;

                    (c) The term "Equipment" shall mean all the machinery, equipment, furniture, tools, goods and other tangible personal property, excluding Motor Vehicles and Inventory, now owned or hereafter acquired by Debtor;

                    (d) The term "Financing Agreements" shall mean all agreements, notes, instruments, mortgages, security agreements and documents evidencing, securing or relating in any way to Facility A and/or Facility B and any guaranties, pledges and other documents executed by any guarantor of the Revolving Loans to Secured Party relating to Facility A and/or Facility B;

                    (e) The term "General Intangibles" shall mean any intangible personal property (including, without limitation, things in action) now or hereafter held by Debtor, other than Accounts, Chattel Paper and Instruments;

                    (f) The term "Instruments" shall mean a negotiable instrument or a certificated security, as defined in the Uniform Commercial Code of Connecticut, or any other writing which evidences a right to the payment of money and


                                                                   20.
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is not itself a security agreement or lease and is of a type which, in the ordinary course of business, is transferred by delivery with any necessary endorsement or assignment, whether now or hereafter held by Debtor;

                    (g) The term "Inventory" shall mean all goods, merchandise, raw materials, work in process, finished goods and products and other tangible personal property now owned or hereafter acquired by Debtor and held for sale or lease, or furnished or to be furnished under contracts of service or used or consumed in Debtor's business;

                    (h) The term "Loan Account" shall mean the account on the books of Secured Party in which will be recorded loans and advances made by Secured Party to Debtor pursuant to this Agreement, payments made on such loans and advances, and other debits and credits as provided by this Agreement.

                    (i) The term "Motor Vehicles" shall have the same meaning as that contained in Chapter 246 of the Connecticut General Statutes;

                    (j) The term "Obligations" shall mean any and all loans, overdrafts, indebtedness, obligations and liabilities of Debtor to Secured Party of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, under this Agreement and either of the Notes and all overdrafts with respect to this Agreement, and all costs, expenses, fees, charges and attorneys' and other professional fees incurred by Secured Party in connection with any of the foregoing, or in any way connected with or related to the preservation, realization, enforcement, protection or defense of the Collateral, this Agreement, the Notes, and the other Financing Agreements, and the rights and remedies hereunder or thereunder.

                    (k) The term "Patents" shall mean all interests in patents now owned or hereafter acquired by Debtor.

                    (l) The term "Trademarks" shall mean all interests in trademarks now owned or hereafter acquired by Debtor.

             6. CONDITIONS PRECEDENT TO ALL BORROWINGS. At the time of each borrowing hereunder:

                    (a) The representations and warranties set forth in each of the Financing Agreements shall be true and correct on and as of such time to the same effect as though such representations and warranties had been made on and as of such time;

                    (b) Debtor shall be in compliance with all the terms and provisions set forth in the Financing Agreements and no Event of Default or state of facts which by the passage of time, giving of notice, or both, would constitute an Event of Default, shall be in existence at such time;


                                                                   21.
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                    (c) There shall have been no material adverse change in
Debtor's condition (financial, operating or otherwise) since the date hereof;
and

                    (d) Debtor shall have actually made a request for such borrowing by telephonic notice as provided in Paragraph 1 of this Agreement or shall have actually delivered to Secured Party a Request for Advance. Any such request for a Revolving Loan shall constitute an affirmation by Debtor as to the matters set forth in (a), (b) and (c) above.

             7. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:

                    (a) Financial Statements. The unaudited financial statements of Debtor, as of December 31, 1995, and as of March 31, 1996, previously furnished to Secured Party, present fairly in all material respects the financial position at such date and the results of operations of Debtor as of and for the periods then ending, in conformity with generally accepted accounting principles, there has been no material adverse change in the financial condition of Debtor since the date thereof, and there are no liabilities, fixed or contingent, not disclosed in such statements, except as incurred in the ordinary course of business since the date thereof.

                    (b) Ownership of Assets. Debtor has good and marketable title to its assets, free from any liens, mortgages, security interests, pledges or encumbrances, except: (i) as permitted in Section 11(a) hereof, and (ii) as shown on Exhibit C attached hereto. Except as shown on Exhibit C, no financing statements covering all or any part of Debtor's assets are on file in the office of the Secretary of the State of Connecticut or in any other federal, state or local governmental office, whether or not properly filed under applicable law.

                    (c) Corporate Organization. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and is duly qualified as a foreign corporation in good standing in every jurisdiction in which such qualification is necessary. Debtor has corporate power to enter into the Financing Agreements to which it is a party and to borrow hereunder, and has all requisite authorizations and permits to own and operate Debtor's properties and assets and to carry on Debtor's business as now being conducted.

                    (d) Litigation; Taxes. There are no actions, suits, proceedings, or investigations pending, or judgments or orders outstanding, or, to the knowledge of Debtor, threatened against Debtor, which if adversely decided against Debtor, could have a material adverse effect on the condition, operations or prospects (financial or otherwise) of Debtor, and Debtor has filed all required federal, state and local tax returns, and has paid all taxes as shown on such returns, and has provided adequate reserves for payment of any tax which is being contested.


                                                                   22.
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                    (e) Authority. The execution, delivery and performance of
this Agreement, the Notes, and each and every other agreement, instrument and document required to be executed or delivered to Secured Party by Debtor in connection with the Revolving Loans have been duly authorized by all necessary corporate action; the execution, delivery and performance of said agreements, instruments and documents, the consummation of the transactions therein contemplated, and the fulfillment of or compliance with the terms and provisions therein, are within Debtor's powers and are not in contravention of any provisions of Debtor's Certificate of Incorporation or By-Laws. The execution, delivery and performance of said agreements, instruments and documents will not result in a violation of any laws, or a breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of Debtor's assets (other than the security interest granted to Secured Party hereunder) pursuant to any of the terms, conditions or provisions of any agreement, instrument or other undertaking to which Debtor is a party or by which Debtor is bound. No consent, approval, authorization or other order of, or registration or filing with any governmental body is required in connection with the execution, delivery and performance of said agreements, instruments and documents.

                    (f) Defaults. Debtor is not in default under any agreement, indenture, mortgage, deed of trust, or any other agreement or any court order or other order issued by any governmental body to which Debtor is a party or by which Debtor may be bound.

                    (g) Environmental, Health, Safety Laws. Debtor has not received any notice, order, petition or similar document in connection with or arising out of any violation of any environmental, health or safety law, regulation, rule or order, and Debtor knows of no basis for any claim of such a violation or of any threat thereof.

                    (h) Other Laws. Debtor is not in violation of any law, regulation, rule or order including, but not limited to, the laws, regulations, rules and orders described in subparagraph (g) above, which violation materially and adversely affects the financial condition of Debtor or the ability of Debtor to perform hereunder.

                    (i) Business Location. The Collateral, the books and records relating thereto, and the principal place of business of Debtor are all at the address of Debtor first written above.

                    (j) Business Name. The name of Debtor has not changed for at least the past ten (10) years and during such period, Debtor has conducted, and currently conducts, its business solely in its own name without the use of a tradename or the intervention of or through any entity of any kind, except as shown on Exhibit C.

             10. AFFIRMATIVE COVENANTS. Debtor covenants and agrees that, from the date hereof until the termination of Secured Party's obligation to make and payment in full of the Revolving Loans, and payment and performance of all the Obligations, unless Secured Party otherwise agrees in writing, Debtor shall:


                                                                   23.

                    (a) Financial Reports. Furnish to Secured Party:

                           (i) Within thirty (30) days after the end of each
month which does not constitute the end of a fiscal quarter of Debtor, and within forty-five (45) days after the end of each month which does constitute the end of a fiscal quarter of Debtor its unaudited balance sheet as of the end of such month and statements of income and changes in equity for that month and the portion of the fiscal year to date then ended, which shall be prepared in conformity with generally accepted accounting principles, and certified by the Chief Financial Officer of Debtor, as presenting fairly in all material respects the financial position of Debtor as at the date of the period then ended and the results of operations of Debtor as of and for the periods then ending, together with a statement that no Event of Default then exists under this Agreement or either of the Notes.

                           (ii) Within ninety (90) days after the end of each
fiscal year of Debtor, its financial statements, including Debtor's balance sheet as of the end of such fiscal year, statement of income, statements of changes in equity, and statement of cash flows for the year then ended, which shall be prepared in accordance with generally accepted accounting principles. Each such financial statement shall be reviewed by an independent certified public accountant satisfactory to Secured Party. Such financial statements shall be accompanied by a report in accordance with the Statement on Standards for Accounting and Review Services, issued by the Accounting and Review Services Committee, as the same may be from time to time amended or supplemented.

                           (iii) Promptly upon Secured Party's written request,
such other information about the financial condition, operations, and business of Debtor, or any guarantor of any of the Obligations, as Secured Party may, from time to time, request.

                    (b) Taxes and Other Liens. File all required federal, state and local tax returns and pay when due all taxes, assessments and other charges of every nature which may be levied or assessed against Debtor or its assets, including without limitation, claims for labor, supplies and rent, except those liabilities being contested in good faith and for which Debtor maintains reserves in amount and form satisfactory to Secured Party.

                    (c) Casualty Insurance. Keep its properties insured against fire and other hazards (so-called "All Risk" coverage) in amounts and with insurers satisfactory to Secured Party, which insurance shall by the terms of the policy be payable to Secured Party as its interest may appear pursuant to a loss payee/mortgagee clause satisfactory to Secured Party. Secured Party shall have the right to apply the proceeds of any such insurance in reduction of the Obligations, whether or not then due and payable, in such manner as Secured Party in its sole discretion may determine. Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without 30 days


                                                                   24.

prior written notice to Secured Party. If Debtor fails to maintain the foregoing insurance, Secured Party may, at its option, obtain such policies as it deems necessary and charge the amount thereof, together with interest at the Default Rate, to the Loan Account. Debtor hereby appoints Secured Party its attorney-in-fact, coupled with an interest, to settle, adjust and compromise any insurance losses, to collect and receive payments of insurance, and to endorse Debtor's name on all documents, checks and drafts in connection therewith.

                    (d) Maintain Collateral. Maintain and preserve the Collateral in good repair, working order and condition, and make all needed and proper repairs, renewals, replacements, additions or improvements thereto, and immediately notify Secured Party of any event causing material loss or depreciation in the value of the Collateral and the amount of such loss or depreciation.

                    (e) Inspection. Allow Secured Party by or through any of its officers, agents, attorneys, or accountants designated by it, to enter the offices and plants of Debtor to examine, inspect and make copies of the books and records of Debtor and to inspect the Collateral, all at such times and as often as Secured Party may reasonably request.

                    (f) Liability Insurance. Maintain general public liability insurance against claims for personal injury, death or property damage in forms, amounts, and with companies satisfactory to Secured Party, and workmen's compensation insurance, employment or similar insurance, as required by applicable law.

                    (g) Defend Collateral. Defend the Collateral against all liens, claims and demands of all persons, and allow Secured Party, at the expense of Debtor, to contest or defend any such liens, claims and demands in Debtor's name. Cause the security interest of Secured Party to be properly noted on all certificates of title issued or outstanding with respect to any of the Collateral and deposit same with Secured Party.

                    (h) Financing Statements. From time to time, at the request of Secured Party, (i) execute, deliver and file one or more financing statements, assignments, and other agreements, instruments or documents, and amendments and renewals thereof, and do all other acts as Secured Party deems necessary or desirable (x) to create and maintain a valid and enforceable first priority security interest in the Collateral other than Patents and Trademarks and (y) to create and maintain a valid and enforceable security interest in Patents and Trademarks subject only to the lien currently granted to Connecticut Innovations, Inc., and (ii) pay, upon demand, Secured Party's costs, charges and expenses, including without limitation, attorneys' fees incurred by Secured Party in connection therewith.

                    (i) Books and Records. Maintain complete and accurate books and records relating to its financial affairs at all times in accordance with generally accepted accounting principles, the Collateral, the Obligations, and Debtor's covenants hereunder.


                                                                   25.

                    (j) Compliance with Laws. Comply in all material respects with all laws, orders, rules and regulations applicable to Debtor of any governmental body or agency, including without limitation, environmental and health and safety laws, orders, rules and regulations.

                    (k) Notification of Default. Give prompt written notice to Secured Party upon the occurrence of an Event of Default, or of any state of facts which would constitute an Event of Default hereunder or, which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

                    (l) Notification of Litigation. Give prompt written notice to Secured Party of the commencement or threat of litigation, including arbitration proceedings, and any proceedings before any governmental agency, or the occurrence of any other event, which, if decided adversely to Debtor, could have an adverse effect upon the condition, operations or prospects (financial or otherwise) of Debtor.

                    (m) ERISA; Labor Disputes. Give prompt written notice to Secured Party of: (i) any event which causes Debtor to become subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and, upon becoming subject thereto, comply in all respects with ERISA; and (ii) any labor dispute or controversy resulting or likely to result in a strike or work stoppage against Debtor.

                    (n) Use of Proceeds. Use the proceeds of the Revolving Loans solely for the working capital needs of Debtor.

                    (o) Operating Account. Establish and maintain a demand deposit account with Secured Party, into which Secured Party will deposit the advances made by it on account of the Revolving Loans and which account Secured Party may debit for amounts of principal, interest, fees, costs, and expenses due and payable hereunder or under the Notes on each date any such amount is due and payable.

                    (p) Receivables and Inventory Reports. Within ten (10) business days after the close of every calendar month, submit to Secured Party
(i) an aged report of its accounts receivable and accounts payable, which reports shall include the names and addresses of the account debtors and vendors, respectively, and (ii) an inventory designation listing Debtor's respective amounts of raw materials, work-in-progress and finished goods, all in form and content satisfactory to Secured Party. Together with such reports, Debtor shall submit to Secured Party a completed "Borrowing Base Certificate" in the form of Exhibit B attached hereto.

                    (q) Notification of Accounts Receivable. Give prompt written notice to Secured Party of each of the following events: (i) rejection, return, repossession or material loss of, or damage to, any goods giving rise to any account receivable of Debtor, (ii) any request by an obligor on accounts receivable of Debtor for credit or adjustment of any such


                                                                   26.

receivable, (iii) any adjustment by Debtor of the amount owing on any such receivable, (iv) any dispute in connection with any such receivable, and (v) any other event affecting any such receivable or the value or amount thereof.

             11. NEGATIVE COVENANTS. Debtor covenants and agrees that, from the date hereof until the termination of Secured Party's obligation to make and the payment in full of the Revolving Loans and payment and performance of all the Obligations, unless Secured Party otherwise agrees in writing, Debtor shall not:

                    (a) Encumbrances. Create or permit to exist any lien, mortgage, encumbrance or security interest against any of its assets, whether now owned or hereafter acquired, except for (i) security interests in favor of Secured Party, (ii) liens for taxes not yet due and payable, (iii) pledges or deposits in connection with or to secure worker's compensation, unemployment or liability insurance, and (iv) liens listed in Exhibit C hereto.

                    (b) Dividends; Acquisition of Stock. Declare or pay any dividends or authorize or make any other distribution on any shares of its capital stock (other than dividends payable solely in Debtor's capital stock), or purchase, acquire, redeem, or retire, or make any commitment to purchase, acquire, redeem or retire, directly or indirectly, any of the capital stock of Debtor, whether now or hereafter outstanding.

                    (c) Limitation on Indebtedness. Create or assume any liability for borrowed money from any person or entity other than Secured Party.

                    (d) Contingent Liabilities. Endorse, guaranty, assume or become liable, directly or indirectly, contingently or otherwise for the obligations, indebtedness, or liabilities of others, except for the endorsement of negotiable instruments in the ordinary course of business.

                    (e) Loans; Investments. Make any loans or advances to, or investments in, or purchase or otherwise acquire any securities of, any individual, firm, entity or corporation, except obligations of the United States of America.

                    (f) Mergers; Disposal of Assets. Become a party to any merger or consolidation, or acquire all or any material part of the assets or stock of any corporation, partnership, person, or other entity, or sell, lease, transfer, factor, finance or otherwise dispose of any of its assets, whether now owned or hereafter acquired, except for inventory in the ordinary course of business, or liquidate, dissolve or otherwise terminate or alter Debtor's existence, form or method of conducting Debtor's business.

                    (g) Name; Collateral. Change Debtor's name, adopt any trade names or conduct Debtor's business under any trade name or style other than as shown on Exhibit C, or change Debtor's place of business or the present location of the Collateral, or any records relating to the Collateral.


                                                                   27.

                    (h) Margin Stock. Use any part of the proceeds of the Revolving Loan, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to any entity or person for the purpose of purchasing or carrying any such margin stock.

                    (i) Leases and Rentals. Make any expenditures for any leases of real or personal property, including, without limitation, capitalized or operating leases, in excess of the sum of (A) amounts now expended for such leases and (B) $100,000;

                    (j) Operating Losses; Profits. Incur Operating Losses in excess of (or Operating Profits less than, as the case may be) the following:

                       For the
                     Three Month
                    Period Ending        Operating Losses/Profits
                    -------------        ------------------------
                    12/31/95               $450,000 Operating Loss
                     3/31/96               $250,000 Operating Loss
                     6/30/96               $125,000 Operating Loss
                     9/30/96               $      0      Break Even
                    12/31/96               $100,000 Operating Profit
                     3/31/97               $150,000 Operating Profit
                     6/30/97               $250,000 Operating Profit
                     9/30/97               $350,000 Operating Profit

             Debtor shall, within forty-five (45) days after the end of each such three month period, submit a written demonstration of compliance with this subparagraph (j) to Secured Party, which written demonstration shall be in form and substance similar to Exhibit F attached hereto and made a part hereof.

             The determination of Debtor's Operating Losses and/or Operating Profits shall be made in accordance with generally accepted accounting principles.

             12. CAPITAL ADEQUACY. If Secured Party shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements, or the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Secured Party with any of the foregoing imposes or increases a requirement by Secured Party to allocate capital resources to Secured Party's commitment to make loans hereunder which has or would have the effect of reducing the return on Secured Party's capital to a level below that which Secured Party could have achieved (taking into consideration Secured Party's then existing policies with respect to capital


                                                                   28.

adequacy and assuming full utilization of Secured Party's capital) but for such adoption or compliance by any amount deemed by Secured Party to be material: (i) Secured Party shall promptly after its determination of such occurrence give notice thereof to Debtor; and (ii) Debtor shall pay to Secured Party as an additional fee from time-to-time on demand such amount as Secured Party certifies to be the amount that will compensate it for such reduction. A certificate of Secured Party claiming compensation under this Section shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amounts, Secured Party may use any reasonable averaging and attribution methods.

             13. PAYMENTS BY SECURED PARTY. At its option, but without any liability for failing to do so, Secured Party may pay for insurance on the Collateral and taxes, assessments or other charges which Debtor fails to pay in accordance with the provisions hereof, or of the other Financing Agreements, and may discharge any security interest in or lien upon the Collateral. No such payment or discharge of any such security interest or lien shall be deemed to constitute a waiver by Secured Party of the violation of any covenant hereunder by Debtor as a result of Debtor's failure to make any such payment or Debtor's suffering of any such security interest or lien. Any payment made, or expense incurred by Secured Party, pursuant to this or any other Section of this Agreement shall be added to and become a part of the Obligations, shall bear interest at the Default Rate under Facility B, and shall be charged to the Loan Account.

             14. EVENTS OF DEFAULT. Secured Party shall have the right at its option to terminate the Revolving Loans and/or to declare any or all of the Obligations to be immediately due and payable without demand or notice (except as otherwise required by this Section 14) upon the occurrence of any one of the following events (each being an "Event of Default"):

                    (a) The failure by Debtor to pay any of the Obligations when due;

                    (b) The failure by Debtor or any such guarantor to observe, perform or comply with any condition or covenant in this Agreement or any of the other Financing Agreements; provided, however, that Debtor shall have an opportunity to cure any such failure for a period of fifteen (15) days after such failure provided such failure (i) does not constitute a failure of payment pursuant to Paragraph 14(a) above, (ii) does not constitute a failure to comply with Paragraph 11(j) above, and (iii) does not, in Secured Party's sole judgment, impair Debtor's ability to pay any of the Obligations when due or impair the value of any collateral securing any of the Obligations.

                    (c) The existence of an event of default under any of the other Financing Agreements which continues beyond any applicable grace period;


                                                                   29.

                    (d) If any representation or warranty made by Debtor or any such guarantor in this Agreement or in any of the other Financing Agreements, or any statement, certificate or other data furnished by Debtor or such guarantor in connection with any of the Obligations proves to be incorrect or untrue in any material respect when made;

                    (e) The entry of a judgment for the payment of money against Debtor, which remains unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution, or appeal;

                    (f) The insolvency of Debtor or any such guarantor (the term "insolvency" shall mean either a negative tangible net worth or an inability to pay Debtor's or such guarantor's debts as they mature);

                    (g) The filing by or against Debtor or Harold S. Geneen of any petition seeking an arrangement, reorganization or the like, the commencement of any proceedings under any bankruptcy or insolvency law by or against either of them, the adjudication of any of them as a bankrupt, the appointment of a receiver for all or any part of their respective assets, or the making of an assignment for the benefit of creditors, or the calling of a meeting of creditors, or the appointment of a committee of creditors or liquidating agents, by, for, or of either of them, and in the case of any of the foregoing actions which are involuntary, if such actions are not withdrawn, dismissed, discharged or removed, as the case may be, within thirty (30) days after the commencement thereof;

                    (h) The death, dissolution, liquidation, insolvency, or termination of legal existence of Debtor or Harold S. Geneen or merger or consolidation of Debtor with or into any other person or entity;

                    (i) The failure by Debtor or Harold S. Geneen to pay when due any other indebtedness or obligations owed to others for borrowed money, or if any such other indebtedness or obligation shall be accelerated; or

                    (j) The failure of Harold S. Geneen to maintain Cash Collateral pledged to the Secured Party in an amount equal to the outstanding balance of the Facility A Note.

             Notwithstanding the foregoing, despite the Secured Party's right to declare the Revolving Loans under Facility A to be immediately due and payable upon and during the continuance of an Event of Default hereunder and to exercise its remedies against the Collateral as defined in Section 3 hereof to reduce the amount outstanding under Facility A, the Secured Party acknowledges and agrees that until January 9, 1998 it shall not be entitled to take any action against the Cash Collateral or to impose a Default Rate with respect to the Obligations of the Debtor under Facility A unless the Debtor shall fail to pay any installment of interest when due under Facility A which failure to pay shall continue for a period of five (5) days after written notice to Debtor and Harold
S. Geneen that the same has not been paid and is owing. The Secured Party agrees that (i) unless the Secured Party shall become entitled to take action against the Cash Collateral as provided above, interest on the outstanding balance of Revolving Loans under Facility A shall continue to be due on a


                                                                   30.

monthly basis as otherwise provided herein and (ii) any payment of such interest by Harold S. Geneen or any other party at his direction shall be accepted and applied by Secured Party as if paid by the Debtor.

             15. REMEDIES OF SECURED PARTY; NOTICES. When the Obligations, or any of them, become immediately due and payable, whether by reason of passage of time, acceleration or otherwise, Secured Party may, in addition to and not in limitation of Secured Party's rights set forth in Paragraph 2 of this Agreement, pursue any legal remedy available to it to collect the Obligations outstanding at said time, to enforce its rights under the Financing Agreements, and to enforce any and all other rights or remedies available to it both under the Uniform Commercial Code of Connecticut (the "Code") and otherwise, including, without limitation, the right to take possession of the Collateral and dispose of the same on Debtor's premises, all without judicial process, Debtor hereby waiving any right Debtor might otherwise have to require Secured Party to resort to judicial process and further waiving Debtor's right to notice and hearing under the Constitution of the United States or any state or under any Federal or state law, and no such action shall operate as a waiver of any other right or remedy of Secured Party under the terms of any of the Financing Agreements, or the law, all rights and remedies of Secured Party being cumulative and not alternative. In addition, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

             The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including, without limitation, all reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Obligations, application as to particular Obligations or against principal or interest to be in Secured Party's sole discretion. Any notice which Secured Party is required to give Debtor under the Code shall be deemed to constitute reasonable notice if such notice is mailed, postage prepaid, return receipt requested, at least seven (7) days prior to such action. Debtor shall be liable to Secured Party and shall pay to Secured Party on demand any deficiency which may remain after such sale, lease, disposition, collection or liquidation of the Collateral. Debtor agrees that the powers granted hereunder, being coupled with an interest, shall be irrevocable so long as any of the Obligations remain outstanding.

             16. SET-OFF. Debtor hereby grants to Secured Party a lien and right of set-off for all Obligations upon or against all moneys, deposits, property, collateral and securities and the proceeds thereof, now or hereafter held or received by, or in transit to, Secured Party from or for Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise. Secured Party may at any time apply the same, or any part thereof, to the Obligations, or any part thereof, whether or not matured or demanded at the time of such application.


                                                                   31.

             17. RIGHTS OF SECURED PARTY. With respect both to the Obligations and the Collateral, Debtor hereby consents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any claims thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of any rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Secured Party may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for the Obligations. Secured Party shall not be deemed to have waived any of its rights under the Financing Agreements or upon or under the Obligations or the Collateral unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. Secured Party may revoke any permission or waiver previously granted to Debtor, and such revocation shall be effective whether given orally or in writing. All rights and remedies of Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other document, shall be cumulative and may be exercised singularly or concurrently.

             18.    GENERAL PROVISIONS.

                    (a) Expenses. Debtor will pay on demand all expenses of Secured Party arising out of this transaction or in connection with the negotiation, preparation, administration, collection, defense, protection, preservation or enforcement of, or realization on, this Agreement, the other Financing Agreements, the Obligations, or any of the Collateral, or any waiver, modification or amendment of any provision of any of the foregoing, including, without limitation, reasonable attorneys' fees of outside counsel, and other professionals' reasonable fees, and the reasonable allocation costs of in-house legal counsel, and including, without limitation, any fees or expenses associated with any travel or other costs relating to any appraisals, examinations, administration of this Agreement, the other Financing Agreements or any of the Collateral, and the amounts of all such expenses shall, until paid, be Obligations secured by the Collateral.

                    (b) Survival. This Agreement and the security interest granted to Secured Party by Debtor and every representation, warranty, covenant and other term contained herein shall survive until the termination of Secured Party's obligations to make the Revolving Loans and the Obligations have been paid in full.


                                                                   32.

                    (c) Notices. Any notice required to be given hereunder shall be effective when delivered in person, or one (1) day after delivery to an overnight mail or messenger service or three (3) days after being deposited in the mails, first class, postage prepaid, registered or certified mail, return receipt requested, to Debtor or Secured Party, as the case may be, at its address set forth above and to Harold S. Geneen at 301 Park Avenue, Suite 1919, New York, New York 10022 and at 2 East 67th Street, New York, New York 10021. Any such notice to Debtor shall be sent to the attention of Fred W. Kolling, Vice President of Debtor at Debtor's address set forth above and to the attention of Elizabeth Cahill of Secured Party at Secured Party's address set forth above. Either of the parties hereto or Harold S. Geneen may notify the other that any such notice shall be given to such other address as such party may so instruct by written notice similarly given.

                    (d) Entire Agreement. This Agreement is the entire agreement between the parties hereto and cannot be amended or modified except by a writing signed by Debtor and Secured Party.

                    (e) Governing Law. This Agreement and the other Financing Agreements shall be construed in accordance with and governed by the laws of the State of Connecticut. Debtor hereby consents to service of process, and to be sued, in the State of Connecticut and consents to the jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut, for the purpose of any suit, action, or other proceeding arising hereunder, and expressly waives any and all objections it may have to venue in any such courts.

                    (f) Headings. Sections and subsection headings have been inserted herein for convenience only and form no part of this Agreement and shall not be deemed to affect the meaning or construction of any of the covenants, agreements, conditions or terms hereof.

                    (g) Severability. If any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason whatsoever, such term or provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining terms and provisions shall not in any way be affected or impaired thereby.

                    (h) Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns provided, however, that Debtor may not assign its rights hereunder without prior written consent of Secured Party in its sole discretion, and any such attempted assignment without such consent shall be null and void.

                    (i) Interpretation. As used herein, plural or singular include each other, and pronouns of any gender are to be construed as masculine, feminine or neuter, as context requires.

             19. PREJUDGMENT REMEDY WAIVER; WAIVERS. DEBTOR ACKNOWLEDGES THAT THE REVOLVING LOAN EVIDENCED AND SECURED BY THIS AGREEMENT IS A COMMERCIAL TRANSACTION AND


                                                                   33.

WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH SECURED PARTY MAY DESIRE TO USE, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of the Notes, or either of them, and all rights under any statute of limitations.

             20. WAIVER OF JURY TRIAL. DEBTOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF SECURED PARTY'S RIGHTS AND REMEDIES. DEBTOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. NO PARTY TO THIS AGREEMENT HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     GUNTHER INTERNATIONAL, LTD.


                                     By /s/  Frederick W. Kolling, III
                                        ----------------------------------------
                                        Its:  Vice President and
                                             Chief Financial Officer

                                     BANK OF BOSTON CONNECTICUT


                                     By /s/ Dean T. Morgan
                                        ----------------------------------------
                                        Its:  Senior Vice President

GUARANTOR: (as defined)

Read and accepted as of the 31st day of May, 1996.

                                        /s/ Harold S. Geneen
                                        ----------------------------------------
                                        HAROLD S. GENEEN


                                                                   34.

Bergman, Horowitz & Reynolds, P.C.

                                   EXHIBIT A-1
                               REVOLVING LOAN NOTE

$1,750,000                                       May 31, 1996

New Haven, Connecticut

        For value received, the undersigned, Gunther International, Ltd. (the "Borrower") promises to pay to the order of BANK OF BOSTON CONNECTICUT (the "Bank") at its office at 127 Church Street, New Haven, Connecticut 06510, or at such other place as Bank may designate, the principal amount advanced hereunder, and remaining unpaid, up to a maximum sum of ONE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($1,750,000), together with interest on the unpaid balance of this Note at a per annum rate equal to the Base Rate on a floating basis, beginning on the date hereof, before or after maturity or judgment, which interest shall be computed monthly in arrears on the basis of a 360-day year and actual days elapsed, together with all taxes levied or assessed on this Note or the debt evidenced hereby against Bank, and together with all costs, expenses and reasonable attorneys' fees incurred in the collection of this Note, or to enforce or foreclose any mortgage, security agreement or other document including, without limitation, the Agreement (as hereinafter defined), securing or relating to this Note, or in protecting or defending the lien of said mortgage, security agreement or other document, or in any litigation or matter arising from or connected with said mortgage, security agreement, other document, or this Note. The term "Base Rate" as used herein shall mean the rate of interest announced from time to time by The First National Bank of Boston at its head office at 100 Federal Street, Boston, Massachusetts, as its Base Rate, which rate may not be said bank's best or lowest rate. Any change in the interest rate because of a change in the Base Rate shall become effective immediately, without notice or demand, on the date any change in the Base Rate occurs.

        The principal amount of this Note shall be advanced, upon the request of Borrower, pursuant to a certain Revolving Loan and Security Agreement between Borrower and Bank of this date (the "Agreement"). This Note is the Facility A
Note issued pursuant to the Agreement. The Agreement and all other instruments either relating to or securing the indebtedness evidenced hereby are made a part of this Note and deemed incorporated in full. Bank may, at its option, debit principal, interest, fees, costs and expenses due and payable hereunder or under the Agreement to any of Borrower's accounts maintained with Bank on each date any such amount is due and payable.


                                                                   35.

         Interest shall be paid on the first day of each month beginning July 1, 1996, and continuing on the first day of each month thereafter, until the principal balance with accrued interest thereon is paid in full. Principal shall be paid in full on January 10, 1998, subject to extension at the option of the Bank pursuant to the Agreement. Bank may, at its option, debit principal, interest, fees, costs and expenses due and payable hereunder or under the Agreement to any of Borrower's accounts maintained with Bank on each date any such amount is due and payable.

        Upon the occurrence of an Event of Default under and as defined in the Agreement, the entire indebtedness, with accrued interest thereon, due under this Note, shall, at the option of Bank, become immediately due and payable without demand or notice of any kind. Borrower agrees that the interest rate shall increase to the Default Rate, as defined in the Agreement under certain conditions specified in Section 1(b) of the Agreement.

        If any amount due hereunder is not paid within the later of (i) ten (10) days after the date it is due, or (ii) five (5) days after notice of such failure to pay has been provided by Bank to Borrower and Harold S. Geneen, without in any way affecting Bank's right to accelerate this Note, a late charge equal to five percent (5%) of said amount shall be assessed against Borrower for each month that said amount is late, and shall be immediately due and payable without demand or further notice of any kind.

        Borrower hereby grants to Bank a lien and right of setoff for all of Borrower's liabilities to Bank upon and against all the deposits, credits, collateral and property of Borrower, now or hereafter in the possession or control of Bank or in transit to it. Bank may, at any time, apply or set off the same, or any part thereof, to any liability of Borrower, whether or not matured or demanded.

        Notwithstanding any provisions of this Note to the contrary, the rate of interest to be paid by Borrower to Bank under this Note shall not exceed the highest or the maximum rate of interest permitted to be charged by Bank under applicable laws. Any amounts paid by Borrower to Bank in excess of such rate shall be deemed to be partial prepayments of principal hereunder.

        No delay or omission by Bank in exercising any right hereunder, nor failure by Bank to insist upon the strict performance of any terms herein, shall operate as a waiver of such right, any other right hereunder, or any terms herein. No waiver of any right shall be effective unless in writing and signed by Bank, nor shall a waiver on one occasion be constituted as a bar to, or waiver of, any such right on any future occasion.


                                                                   36.

        BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF BANK'S RIGHTS AND REMEDIES. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. NO PARTY TO THIS NOTE HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH BANK MAY DESIRE TO USE, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations.

        This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                               GUNTHER INTERNATIONAL, LTD.



                                               By______________________________


Bergman, Horowitz & Reynolds, P.C.


                                                                   37.

                                   EXHIBIT A-2

                               REVOLVING LOAN NOTE

$250,000                                                  May 31, 1996

New Haven, Connecticut

        For value received, the undersigned, Gunther International, Ltd. (the "Borrower") promises to pay to the order of Bank of Boston Connecticut (the "Bank") at its office at 127 Church Street, New Haven, Connecticut 06510, or at such other place as Bank may designate, the principal amount advanced hereunder, and remaining unpaid, up to a maximum sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), together with interest on the unpaid balance of this Note at a per annum rate of one (1%) percentage point above the Base Rate, on a floating basis, beginning on the date hereof, before or after maturity or judgment, which interest shall be computed monthly in arrears on the basis of a 360-day year and actual days elapsed, together with all taxes levied or assessed on this Note or the debt evidenced hereby against Bank, and together with all costs, expenses and reasonable attorneys' fees incurred in the collection of this Note, or to enforce or foreclose any mortgage, security agreement or other document including, without limitation, the Agreement (as hereinafter defined), securing or relating to this Note, or in protecting or defending the lien of said mortgage, security agreement or other document, or in any litigation or matter arising from or connected with said mortgage, security agreement, other document, or this Note. The term "Base Rate" as used herein shall mean the rate of interest announced from time to time by The First National Bank of Boston at its head office at 100 Federal Street, Boston, Massachusetts, as its Base Rate, which rate may not be said bank's best or lowest rate. Any change in the interest rate because of a change in the Base Rate shall become effective immediately, without notice or demand, on the date any change in the Base Rate occurs.


                                                                   38.

        The principal amount of this Note shall be advanced, upon the request of Borrower, pursuant to a certain Revolving Loan and Security Agreement between Borrower and Bank of this date (the "Agreement"). This Note is the Facility B
Note issued pursuant to the Agreement. The Agreement and all other instruments either relating to or securing the indebtedness evidenced hereby are made a part of this Note and deemed incorporated in full. Bank may, at its option, debit principal, interest, fees, costs and expenses due and payable hereunder or under the Agreement to any of Borrower's accounts maintained with Bank on each date any such amount is due and payable.

        Interest shall be paid on the first day of each month beginning July 1, 1996, and continuing on the first day of each month thereafter, until the principal balance with accrued interest thereon is paid in full. Principal shall be paid in full on January 10, 1998, subject to extension at the option of the Bank pursuant to the Agreement. Bank may, at its option, debit principal, interest, fees, costs and expenses due and payable hereunder or under the Agreement to any of Borrower's accounts maintained with Bank on each date any such amount is due and payable.

        Upon the occurrence of an Event of Default under and as defined in the Agreement, the entire indebtedness, with accrued interest thereon, due under this Note, shall, at the option of Bank, become immediately due and payable without demand or notice of any kind. Borrower agrees that the interest rate shall increase by four (4%) percentage points per annum over the otherwise applicable rate upon the occurrence of such Event of Default.

        If any amount due hereunder is not paid within ten (10) days after the date it is due, without in any way affecting Bank's right to accelerate this Note, a late charge equal to five percent (5%) of said amount shall be assessed against Borrower for each month that said amount is late, and shall be immediately due and payable without demand or notice of any kind.

        Borrower hereby grants to Bank a lien and right of setoff for all of Borrower's liabilities to Bank upon and against all the deposits, credits, collateral and property of Borrower, now or hereafter in the possession or control of Bank or in


                                                                   39.

transit to it. Bank may, at any time, apply or set off the same, or any part thereof, to any liability of Borrower, whether or not matured or demanded.

        Notwithstanding any provisions of this Note to the contrary, the rate of interest to be paid by Borrower to Bank under this Note shall not exceed the highest or the maximum rate of interest permitted to be charged by Bank under applicable laws. Any amounts paid by Borrower to Bank in excess of such rate shall be deemed to be partial prepayments of principal hereunder.

        No delay or omission by Bank in exercising any right hereunder, nor failure by Bank to insist upon the strict performance of any terms herein, shall operate as a waiver of such right, any other right hereunder, or any terms herein. No waiver of any right shall be effective unless in writing and signed by Bank, nor shall a waiver on one occasion be constituted as a bar to, or waiver of, any such right on any future occasion.

        BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF BANK'S RIGHTS AND REMEDIES. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. NO PARTY TO THIS NOTE HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW


                                                                   40.

WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH BANK MAY DESIRE TO USE, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations.

        This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                  GUNTHER INTERNATIONAL, LTD.


                                  By_________________________________



Bergman, Horowitz & Reynolds, P.C.


                                                                   41.

                                    EXHIBIT B

                               Request for Advance

                                       and

                           Borrowing Base Certificate

        The Borrower requests an advance in the amount of $

in connection with a certain Revolving Loan and Security Agreement dated June , 1996. The Undersigned hereby certifies that: (i) the information provided in the Borrowing Base Certificate is true and accurate, and (ii) the Borrower is in compliance with each of the terms, conditions and provisions set forth in the Revolving Loan and Security Agreement.

        Borrower Name: Gunther International, Ltd.

        Date:

        Borrower Number:

1)      Gross A/R (Coll.#                 ) as of                 $
                         -----------------        ----------------

2)      Less Ineligible as of                    (see attached)   $
                              ------------------

3)      Net Eligible Accounts Receivable            $

4)      Advance Rate of 80%, Accounts Receivable availability   $


                                                                   42.

5)      Other Availability                          $

6)      Total Availability                          $

7)      Less Total Revolving Loan as of                           $
                                        ------------------

8)      Net Availability                            $

                         If Month End -Please Complete This Section

Total Purchases                                     $

Total Accounts Payable                              $

Past Due Accounts Payable                           $

Cash Total (Book Balance)                           $

        We hereby affirm our assignment and granting to Bank of Boston Connecticut ("Secured Party"), of a continuing, first priority security interest in and to all of the accounts receivable described herein. This Certificate is executed and delivered pursuant to the Revolving Loan and Security Agreement dated May 31, 1996, between us and Secured Party ("Agreement") and is made subject to and is governed by each and all of the representations, warranties and covenants in the Agreement, in the same manner, and with the same force as if they were all set forth herein in full, all of which representations, warranties and covenants are hereby remade.

        Regarding accounts previously assigned to you, we hereby certify that all returns, allowances, credits and claims of our customers -whether or not we dispute them -which we have received or are aware of, have been reported to you on this or prior reports.


                                                                   43.

        The schedules attached hereto are true, accurate and not misleading and subject to all of the representations, warranties and covenants contained in the Agreement.

Gunther International Ltd.

Dated_______________________, 19

By_____________________________________Title

                          [Attach Applicable Schedules]


                                                                  44.

                                    EXHIBIT C

Description of Financial Statements, Liens, Mortgages and other Encumbrances

                               (See Section 9(b):

Tradenames (See Sections 9(j) and 11(h)):



Description of Financing Statements, Liens, Mortgages and other Encumbrances [See Section 9(b)]:

1. UCC-1 Financing Statement No. ST-10847 dated April 14, 1987, listing Gunther International as Debtor and Connecticut Product Development Corp. as Secured Party.

2. UCC-1 Financing Statement No. 939118 dated September 20, 1991 listing Gunther International, Ltd. as Debtor and Standard Duplicating Machines Corp. as Secured Party.

3. UCC-1 Financing Statement No. 968722 dated June 5, 1992 listing Gunther International, Ltd. as Debtor and Connecticut Innovations, Inc. as Secured Party.


                                                                   45.

4.** UCC-1 Financing Statement No. 981470 dated September 18, 1992 listing Gunther International, Ltd. as Debtor and Carl G. Sontheimer and Shirley
        M. Sontheimer as Secured Party.

5. UCC-1 Financing Statement No. 1657670 dated November 13, 1995 listing Gunther International Ltd as Debtor and Textron Financial Corporation as Secured Party and amended by UCC-3 No. 1684461 dated February 22, 1996.




** TERMINATION STATEMENT FILED WITH THE SECRETARY OF THE STATE OF CONNECTICUT ON MARCH 29, 1996. AS OF THIS DATE, THE SECRETARY OF THE STATE HAS PROCESSED TERMINATION STATEMENTS THROUGH 2/27/96.

Tradenames [See Sections 9(j) and 11(b)]:



        None.


                                                                   46.

                                    EXHIBIT D

                                PLEDGE AGREEMENT

        THIS AGREEMENT made as of this 31st day of May, 1996, between Harold S. Geneen whose address is 2 East 67th Street, Apartment 1W, New York, New York 10021 (the "Pledgor") and Bank of Boston Connecticut having an office at 127 Church Street, New Haven, Connecticut 06510 (the "Pledgee").

        In consideration of the mutual agreements made herein and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

        1. Pledgor hereby pledges and grants to Pledgee a security interest in bank account #56062364 on deposit with Pledgee which (i) as of June 4, 1996 will contain a balance of One Million Seven Hundred Forty-One Thousand Five Hundred Thirty-Two Dollars and Ninety-One Cents ($1,741,532.91) and (ii) shall be a blocked account from which Pledgor shall be able to withdraw funds only with the consent of the Pledgee, as herein provided, from and after the date hereof until the Obligations have been paid in full; together with all dividends, interest, earnings, proceeds and any other sums due or to become due thereon, all renewals thereof and all replacements and substitutes therefor and all other property acquired with the proceeds thereof, (collectively, the "Collateral") as security for the due payment and performance of all indebtedness, obligations and liabilities of Pledgor to Pledgee of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement and


                                                                   47.

Pledgor's Limited Guaranty Agreement dated as of May 31, 1996 guaranteeing certain obligations of Gunther International, Ltd. ("Borrower"), and further including, all costs, expenses and reasonable attorneys' fees incurred in the enforcement of the Limited Guaranty Agreement or in the defense or enforcement of this Agreement (collectively, the "Obligations").

        2. (This Paragraph 2 is Intentionally Omitted)

        3. Pledgor represents, warrants and covenants to Pledgee that: (a) he has good title to all the Collateral, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of every nature whatsoever, except the pledge evidenced hereby, (b) the Collateral is duly and validly pledged with Pledgee in accordance with law, (c) he has the unrestricted right to make this pledge, and (d) he will defend Pledgee's right and security interest in and to the Collateral against the claims and demands of all persons whomsoever.

        4. Unless Pledgee otherwise agrees in writing, if Pledgor receives any dividend, or other distribution in connection with the Collateral, whether in cash, or otherwise, the same shall constitute Collateral, and Pledgor agrees to accept the same in trust for Pledgee and to forthwith deliver the same to Pledgee, or its designee, in the exact form received, with Pledgor's endorsement and/or assignment when necessary, to be held by Pledgee, or its designee, as Collateral security for the Obligations.

        5. Pledgor covenants that he will not create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Collateral or the proceeds thereof other than the lien and security interest granted in the Pledgee hereunder.

        6. In the event of failure of payment or performance of the Obligations (an "Event of Default"), Pledgee shall have the right to withdraw the Collateral and apply the Collateral to the Obligation and, in addition, shall have all of the


                                                                   48.

rights and remedies of a secured party under the Uniform Commercial Code of Connecticut ("Code") or other applicable law, and Pledgee may cause any of the Collateral to be transferred into Pledgee's name or the name of its nominee and shall receive the income thereon and hold the same as Collateral security for the Obligations, or apply it to any Obligations in such proportions as Pledgee shall determine in its sole discretion, and shall have the right, for and in the name and place of Pledgor, to execute endorsements, assignments, or other instruments of conveyance or transfer with respect to any of the Collateral.

        7. So long as no Event of Default shall exist, Pledgor shall be entitled to request from time to time that the Pledgee release to Pledgor within three
(3) business days following such request, so much of the Collateral such that the balance of the Collateral remaining pledged hereunder shall be equal to the amount outstanding under a certain $1,750,000 Revolving Promissory Note of even date from Borrower to Pledgee. Until written notification from Pledgor is received by Pledgee, Pledgee shall act only upon the written request of Fred Kolling, Chief Financial Officer of Borrower, and Pledgee hereby agrees to comply with such request.

        If an Event of Default has occurred and is continuing or if an Event of Default would exist but for the serving of notice, the passage of time, or both, Pledgor shall not be entitled to the release of Collateral as aforesaid.

        8. In the event of a sale or assignment by Pledgee of all or any of the Obligations held by it, Pledgee may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights given to Pledgee hereunder, and Pledgee shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interest so assigned.


                                                                   49.

        9. Beyond the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, Pledgee shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Collateral upon surrendering the same to Pledgor.

        10. No course of dealing between Pledgor and Pledgee, nor any failure to exercise, nor any delay in exercising, on the part of Pledgee, any right, power or privilege hereunder or under any of the Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and under any of the Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including without limitation, the rights and remedies of a secured party under the Code.

        11. Notice to or demand upon Pledgor or Pledgee hereunder shall be deemed sufficient and commercially reasonable notice and shall be effective when delivered in hand, or one (1) day after delivery to an overnight mail or messenger service or three (3) days after being deposited in the mails, first class, postage prepaid, registered or certified mail, return receipt requested, to the address stated in the first paragraph of this Agreement and to Pledgor at Suite 1919, 301 Park Avenue, New York, New York 10022, or to such other address as the party to whom such notice is directed may have designated by written notice similarly given to the other party hereto.

        12. Pledgor hereby waives notice of acceptance of this Agreement as well as presentment, demand, payment, notice of dishonor or protest and all other notices of any kind in connection with any of the Obligations. Pledgee may amend, modify, alter, extend, renew or otherwise change any terms of the revolving loans ("Revolving Loans") extended by Pledgee to Borrower pursuant to a certain Revolving Loan and Security Agreement dated as of May 31, 1996 between Pledgee and Borrower, or any agreements and documents evidencing, securing or in any way relating to the Revolving Loans, without giving Pledgor notice, and Pledgor hereby consents to the same. In addition, Pledgee may release,


                                                                   50.

substitute, supersede, exchange or modify any other collateral security it may from time to time hold, and release, substitute, surrender or modify the liability of any third party, without giving Pledgor notice, and Pledgor hereby consents to the same. Pledgee shall be under no duty to first exhaust its rights against any such collateral security or any such third party before realizing on the Collateral. Such modifications, extensions, changes, renewals, releases, substitutions or other actions shall in no way affect Pledgor's obligations hereunder. PLEDGOR FURTHER WAIVES ANY RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH PLEDGEE MAY DESIRE TO USE. PLEDGOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANT SUIT ACTION OR PRECEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY OF PLEDGEE'S RIGHT AND REMEDIES. PLEDGOR'S WAIVER UNDER THIS SECTION HAS BEEN MADE VOLUNTARILY AND KNOWINGLY AND AFTER CONSIDERATION OF THE RAMIFICATIONS THEREOF WITH HIS ATTORNEYS.

        13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, and the term "Pledgee" shall be deemed to include any other holder or holders of any of the Obligations. As used herein, plural or singular include each other, and pronouns of any gender are to be construed as masculine, feminine or neuter, as context requires.

        14. This agreement shall be construed in accordance with and governed by the internal laws of the State of Connecticut. Pledgor hereby consents to service of process, and to be sued, in the State of Connecticut and consents to the exclusive jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut, for the purpose of any suit, action or other proceeding arising hereunder, and expressly waives any and all objections it may have to venue in any such courts. Pledgee may, in writing specifically referring to this paragraph of this Agreement, waive the exclusive jurisdiction provision of this paragraph 14.


                                                                   51.

        15. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be effective as of May 31, 1996, notwithstanding the actual date of execution.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                            ------------------------------------
                                            HAROLD S. GENEEN

WITNESSES:

- -------------------------

                                            BANK OF BOSTON CONNECTICUT
- -------------------------

                                            By
                                              ----------------------------------
                                            Its:

WITNESSES:

- -------------------------


- -------------------------

STATE OF                                )
                                        ) ss
COUNTY OF                               )                    , 1996

        Personally appeared HAROLD S. GENEEN, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.


                                      ------------------------------------------
                                                  NOTARY PUBLIC

STATE OF                                )
                                        ) ss

COUNTY OF)                                                      , 1996



                                                                   52.

        Personally appeared,____________________ , of BANK OF BOSTON CONNECTICUT, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed as such officer and the free act and deed of said Corporation, before me.

                        ---------------------------------------------------
                        COMMISSIONER OF THE SUPERIOR COURT
                                       NOTARY PUBLIC


                                                                   53.

                                    EXHIBIT E

                           LIMITED GUARANTY AGREEMENT

        This Guaranty dated as of May 31, 1996 from Harold S. Geneen, whose address is 2 East 67th Street, Apartment 1W, New York, New York 10021 (the "Guarantor") to BANK OF BOSTON CONNECTICUT having an office at 127 Church Street, New Haven, Connecticut 06510 (the "Bank").

        In consideration of and as a material inducement for Bank making, now or in the future, revolving credit loans to Gunther International, Ltd. (the "Borrower") pursuant to Facility A, as defined in that certain Revolving Loan and Security Agreement (the "Agreement"), and a Revolving Loan Note in the principal amount of $1,750,000 (the "Note"), each dated May 31, 1996 and executed by Borrower (the loans and advances now or hereafter made by Bank to Borrower under Facility A pursuant to the Agreement and the Note herein called the "Loans"), and acknowledging that Guarantor has received and will receive direct and material financial benefit by reason of said Loans, Guarantor does hereby absolutely and unconditionally guarantee to Bank the full and prompt payment and performance of all Liabilities, whenever and however arising provided, however, the Bank acknowledges and agrees that notwithstanding the occurrence of an Event of Default under the Agreement and the Bank's acceleration of the Liabilities and/or other obligations of the borrower under the Agreement, until January 9, 1998 the Bank shall not be entitled to take any action against the Guarantor hereunder or under the Pledge Agreement, as herein defined, unless the Borrower shall fail to pay any installment of interest with respect to Revolving Loans under Facility A when due and such failure continues for a period of five (5) days after written notice to Borrower and Guarantor that the same has not been paid and is owing (such event an "Interest Default"). From and after an Interest Default, the Bank shall have all rights and remedies hereunder and under the Pledge Agreement for collection of the Liabilities.

        As used herein, "Liabilities" means the Loans all costs, expenses, attorneys' and other professional fees incurred in the defense, protection, preservation or enforcement of this Guaranty and a Pledge Agreement (defined below). It is expressly understood that Liabilities shall not include any obligations of the Borrower with respect to Revolving Loans made under Facility B, as defined in the Agreement or any obligation of the Borrower under the Agreement or any


                                                                   54.

expense related thereto other than with respect to the Loans made pursuant to Facility A. All payments by Guarantor shall be paid in lawful money of the United States of America. Each and every Liability shall give rise to a separate cause of action, and separate suits, may, but need not be, brought hereunder as each cause of action arises.

        The obligations of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect until every Liability shall have been fully and finally paid and performed. Guarantor further guarantees that all payments made by Borrower or Guarantor to Bank with respect to any Liabilities will, when made, be final, and agrees that if any such payment is recovered from or repaid by Bank, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against Borrower or Guarantor, this Guaranty shall continue to be fully applicable to such Liabilities to the same extent as though the payment so recovered or repaid had never been originally made on such Liabilities.

        The obligations of Guarantor hereunder shall not be affected, modified, impaired, released or discharged, in whole or in part, upon the happening from time to time of any event, including without limitation, any of the following, whether or not with notice to, or consent of Guarantor: (i) the compromise, settlement, release, change, modification or termination of any of the Liabilities; (ii) the failure to give notice to Guarantor of demand or the occurrence of an event of default under the Agreement, the Note or any other agreement evidencing, securing or otherwise executed in connection with any Liabilities; (iii) the modification, amendment, rescission or waiver by Bank of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in the Agreement, the Note, this Guaranty or any other agreement evidencing, securing or otherwise executed in connection with any Liabilities (collectively, the "Financing Agreements"); (iv) the extension of time for payment of any principal, interest or any other amount due and owing under the Financing Agreements, or of the time for performance of any other obligations, covenants or agreements under or arising out of the Financing Agreements, or the renewal of any thereof; (v) the taking of any action, or any failure, omission or delay by Bank to enforce, assert or exercise any right, power or remedy conferred on Bank in the Financing Agreements; (vi) the full or partial discharge of the Borrower or any other guarantor in bankruptcy or similar proceedings or otherwise; (vii) the failure of Guarantor to fully perform any of its obligations set forth in this Guaranty or any other agreement with Bank; (viii) the substitution, addition, release or discharge, in whole or


                                                                   55.

in part, of any party primarily or secondarily liable for any Liabilities, including without limitation, any other guarantor; (ix) the death, liquidation or dissolution, as applicable, of the Borrower or any other guarantor; or (x) the impairment, substitution, exchange, release, loss or destruction of any collateral securing any Liabilities.

        No delay, act of commission or omission of any kind or at any time upon the part of Bank with respect to any matter whatsoever shall in any way impair the rights of Bank under this Guaranty or be construed to be a waiver thereof. Any such right may be exercised from time to time and as often as may be deemed expedient. No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which Guarantor has or may have against Bank, or any assignee or successor thereof, shall be available hereunder to Guarantor against Bank.

        Upon any failure in the payment or performance of any Liability, which failure continues beyond any applicable grace period, the obligations of Guarantor hereunder shall be effective immediately without notice and shall be payable to Bank on demand without any suit or action against Borrower. No failure by Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

        Bank, in its sole discretion, shall have the right to proceed first and directly against Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have and without resorting to any collateral, or any other guaranty or security held by Bank.

        If, for any reason, Borrower has no legal existence or is under no legal obligation to discharge any Liabilities or if any Liabilities have become irrecoverable from Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on Guarantor to the same extent as if Guarantor at all times had been the principal obligor on all such Liabilities. In the event that acceleration of the time for payment of any Liabilities is stayed upon the insolvency, bankruptcy or reorganization of Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Financing Agreements, shall be immediately due and payable by Guarantor subject to the terms hereof.


                                                                   56.

        Guarantor hereby waives any right of indemnity, reimbursement, contribution, or subrogation arising as a result of payment by Guarantor hereunder, and will not prove any claim in competition with Bank in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature. Guarantor will not claim any set-off or counterclaim against Borrower in respect of any liability of Guarantor to Borrower. Guarantor waives any benefit of and any right to participate in any collateral which may be held by Bank.

        Guarantor agrees to provide Bank with such financial and other information as Bank may from time to time require.

        Guarantor hereby agrees to pay to the Bank on demand all costs and expenses, including without limitation, reasonable attorneys' and other professional fees, incurred by the Bank in any way with respect to the defense, protection, enforcement or preservation by the Bank of its rights hereunder and under the PLEDGE AGREEMENT, as hereinafter defined.

        GUARANTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS GUARANTY IS A
PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY WAIVES HIS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED UNDER ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH BANK MAY DESIRE TO USE. GUARANTOR HEREBY EXPRESSLY WAIVES DEMAND, PRESENTMENT, PROTEST, AND NOTICE OF THE ACCEPTANCE OF THIS GUARANTY AND OF ANY LOANS MADE, EXTENSIONS GRANTED OR OTHER ACTION TAKEN IN RELIANCE HEREON AND ALL OTHER DEMANDS AND NOTICES OF ANY DESCRIPTION IN CONNECTION WITH THE FINANCING AGREEMENTS, EXCEPT NOTICES SPECIFICALLY REQUIRED TO BE GIVEN TO GUARANTOR PURSUANT TO SAID FINANCING AGREEMENTS.

        GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS GUARANTY IS A PART AND/OR THE ENFORCEMENT OF ANY


                                                                   57.

OF BANK'S RIGHTS AND REMEDIES. GUARANTOR ACKNOWLEDGES THAT HE MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH HIS ATTORNEYS. GUARANTOR ALSO ACKNOWLEDGES THAT BANK HAS NOT AGREED WITH OR REPRESENTED TO GUARANTOR THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        No remedy herein conferred upon or reserved to Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. In order to entitle Bank to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice to Guarantor. No waiver, amendment, release or modification of, or supplement to this Guaranty shall be established by parol evidence, conduct, custom or course of dealing, but solely by an instrument in writing signed by Bank. Guarantor acknowledges that this Guaranty is intended as a complete, exclusive, and final expression and statement of the terms set forth herein.

        Guarantor hereby grants to Bank and Bank shall have a lien thereon and right to set off without notice to Guarantor against, any deposits, securities or other property of Guarantor which at any time are within Bank's possession or control and which are pledged to Bank pursuant to the PLEDGE AGREEMENT, as defined below, at any time after the earliest of (i) January 9, 1998, (ii) the occurrence of an Interest Default or (iii) any attempt by any third party to attach, garnish, seize or in any way control or direct the disposition of such deposits, securities or other property of Guarantor, against the obligations of Guarantor hereunder, whether or not Bank shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

        Notice to Guarantor or Bank hereunder shall be deemed sufficient and commercially reasonable notice and shall be effective when delivered in hand, or one (1) day after delivery to an overnight mail or messenger service or three
(3) days after being deposited in the mails, first class, postage prepaid, registered or certified mail, return receipt requested, to the address stated in the first paragraph of this Guaranty and to Guarantor at Suite 1919, 301 Park Avenue, New York, New York 10022, or to such other address as the party to whom such notice is directed may have designated by written notice similarly given to the other party hereto.


                                                                   58.

        This Guaranty shall be governed by and construed in accordance with the laws of the State of Connecticut. Guarantor represents and covenants that he is subject to service of process in such state and will remain so as long as any Liabilities are outstanding. If, for any reason, Guarantor shall not be so subject, Guarantor hereby designates and appoints, without power of revocation, the Secretary of the State of the State of Connecticut, as his agent upon whom may be served all process, pleadings, notices or other papers which may be served upon him as a result of any of his obligations hereunder. Guarantor irrevocably agrees that any suit or other legal proceeding arising out of this Guaranty may be brought in the courts of the State of Connecticut or the courts of the United States located in such state, consents to the jurisdiction of each such court in any such suit or proceeding, and waives any objection to the venue of any such suit or proceeding or any such court. Guarantor consents that any such service of process upon such agent and upon Guarantor by registered mail at the address first written above shall be valid personal service.

        This Guaranty shall inure to the benefit of and be enforceable by Bank, its successors, transferees and assigns, and it shall be binding upon Guarantor and the executors, administrators, heirs, successors and assigns of Guarantor. As used herein, plural or singular include each other, and pronouns of any gender are to be construed as masculine, feminine or neuter, as context requires.

        The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

        NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, GUARANTOR'S OBLIGATIONS UNDER THIS GUARANTY SHALL BE SATISFIED SOLELY FROM THE ASSETS SUBJECT TO A PLEDGE AGREEMENT ("PLEDGE AGREEMENT") OF EVEN DATE BETWEEN GUARANTOR AND BANK, AND BANK SHALL LOOK SOLELY TO SAID ASSETS IN ENFORCING ITS RIGHTS AND REMEDIES HEREUNDER. THE FOREGOING SHALL NOT OPERATE TO RELEASE, IMPAIR, PREJUDICE OR WAIVE ANY OTHER RIGHTS BANK MAY HAVE AS TO BORROWER, OR ANY OTHER GUARANTOR OF THE LIABILITIES.


                                                                   59.

        This Guaranty shall be effective as of May 31, 1996, notwithstanding the actual date of execution. IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

                          By
                            ---------------------------
                                HAROLD S. GENEEN

WITNESSES:

- ------------------------

- ------------------------





STATE OF                           )
                                   ) ss
COUNTY OF                          )                                   , 1996

     Personally appeared HAROLD S. GENEEN, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.



                                           ----------------------------------
                                                     NOTARY PUBLIC


                                                                   60.